Exhibit 1.1    Underwriting Agreement dated December 3, 2003.

$1,250,000,000
Alcan Inc.

5.200% Notes due 2013
6.125% Notes due 2033

underwriting agreement

December 3, 2003

December 3, 2003

Morgan Stanley & Co. Incorporated,
as representative of the several underwriters
named in Schedule A hereto
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Alcan Inc., a Canadian corporation (the "Company"), proposes to issue U.S. $500,000,000 in principal amount of its 5.200% Notes due 2013 (the "10-year Notes") and $750,000,000 in principal amount of its 6.125% Notes due 2033 (the "30-year Notes" and, together with the 10-year Notes, the "Securities") to be issued pursuant to the provisions of the Indenture dated as of May 15, 1983, as supplemented (as so supplemented, the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to up to U.S. $3,000,000,000 in principal amount of certain securities and will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933. The term "Registration Statement" means the registration statement on Form S-3 (No. 333-110739) as amended to the date hereof. The term "Basic Prospectus" means the prospectus included in the Registration Statement. If, prior to the execution and delivery of this Agreement, the Company has filed an abbreviated registration statement on Form S-3 to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term the "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", and "preliminary prospectus" shall include in each case the material incorporated by reference therein.

I.

The Company hereby agrees to sell to the several underwriters named in Schedule A hereto (the "Underwriters") and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the respective principal amount of (i) the 10-year Notes set forth below opposite their names in Schedule A at 99.790% of the principal amount and accrued interest, if any, from December 8, 2003 to the date of payment and delivery and (ii) the 30-year Notes set forth below opposite their names in Schedule A at 98.807% of the principal amount and accrued interest, if any, from December 8, 2003 to the date of payment and delivery.

As compensation for the services of the Underwriters in connection with the transactions contemplated by this Agreement for investment banking and advisory services rendered to the Company by the Underwriters, and for the Underwriters acting as financial advisors to the Company, assisting in the preparation of the Prospectus and the prospectus supplement, managing the sale of the Securities and distributing the Securities to the public both directly and through brokers and dealers, the Company hereby agrees to pay to the Underwriters, on the Closing Date (as defined below), a commission in the amount of U.S. $8,812,500. Such commission shall be paid to the Underwriters by wire transfer of immediately available funds to an account specified by you to the Company. Such commission shall be paid without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Canada or any Province or Territory thereof, or by any department, agency or other political subdivision or taxing authority either thereof or therein, and all interest, penalties or similar liabilities with respect thereto ("Canadian Taxes"). If any Canadian Taxes are required by law to be deducted or withheld in connection with the payment of such commission, the Company will increase the amount paid to the Underwriters so that the Underwriters receive the full amount of such commission. The obligations of the Company contained in this paragraph shall survive the delivery of the Securities to the Underwriters.

II.

The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at a price (with respect to each series of Securities the "Public Offering Price") equal to (i) 99.790% of the principal amount of the 10-year Notes, plus accrued interest, and (ii) 98.807% of the principal amount of the 30-year Notes, plus accrued interest, and to certain dealers at a price which represents a concession of not in excess of .20% of the principal amount under each series of Securities' Public Offering Price; that the Underwriters and such dealers may allow a discount with respect to each series of Securities not in excess of .25% of the principal amount of such series, to certain other dealers; and that the Public Offering Price with respect to either series of Securities and concession and discount to dealers may be changed by the Underwriters.

Each Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, any of the Securities purchased by it hereunder, directly or indirectly, in Canada in contravention of the securities laws of Canada or of any Province or Territory thereof.

III.

Payment for the Securities shall be made by wire transfer of immediately available funds to an account specified by the Company to you. Delivery to the Underwriters of the Securities in global form and registered in the name of the Depository Trust Company or its nominee shall take place at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York time, on December 8, 2003, or at such other time on the same or such other date, not later than December 15, 2003, as shall be designated by you and the Company. The time and date of such payment and delivery are herein referred to as the "Closing Date".

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)

No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall not have occurred any downgrading in the rating accorded any debt securities of the Company by Standard & Poor's Corporation or Moody's Investors Service, Inc., or any public announcement by either such organization of an intended or potential downgrading; and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and you shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(b)	You shall have received on and as of the Closing Date a favorable opinion of Roy Millington, counsel of the Company, to the effect that:

	(i)	the Company has been duly incorporated and is validly existing as a corporation under the laws of Canada, has received a certificate of compliance dated as of a recent date under the Canada Business Corporations Act and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification and in which failure to qualify would have a material adverse effect on the businesses, operations, properties or financial condition of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates or representations of officers or senior employees of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, certificates and representations);

	(ii)	neither the issuance and sale of the Securities hereunder nor the fulfillment of the terms thereof will contravene any provision of applicable law in Canada or the Restated Articles of Incorporation or By-law of the Company or, to the best knowledge of such counsel, any agreement or other instrument binding upon the Company;

	(iii)	the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company;

	(iv)	the Securities have been authorized by all necessary corporate action and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company;

	(v)	this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by applicable law;

(vi)	no consent, approval or authorization of, or registration, recordation or filing with, any governmental body in Canada is required for the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the Indenture, except such as have been obtained under the Canada Business Corporations Act and the Securities Act (Quebec);

(vii)	no registration of the Securities under the securities and other similar laws of Canada or of any Province or Territory of Canada or of any political subdivision thereof, and no approval, permit, order or filing thereunder, is required in connection with the authorization, execution, delivery and performance by the Company of this Agreement and the issue, offer and sale (other than in Canada) of the Securities in the manner contemplated by this Agreement except for any approval which has been obtained and filings which have been made under the Canada Business Corporations Act and the Securities Act (Quebec);

(viii)	no registration, recording or filing of the Indenture is required under the laws of Canada or of any Province or Territory of Canada or of any political subdivision thereof in connection with the authorization, execution, delivery and performance by the Company of the Indenture except for an exemption which has been obtained and filings which have been made under the Canada Business Corporations Act;

(ix)	except as set forth in the Prospectus and the documents incorporated by reference therein, there are no material pending legal proceedings known to such counsel to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject and to the best knowledge of such counsel no such proceeding is contemplated;

(x)	the statements in the Prospectus under the caption "Description of Debt Securities", in the prospectus supplement under the caption "Description of the Notes", in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the caption "Item 3 -- Legal Proceedings", in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as amended by the Company's amendment to such Quarterly Report on Form 10-Q1A filed September 11, 2003 and in the Company's Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2003 and September 31, 2003 under the caption "Part II -- Other Information -- Item 1 - Legal Proceedings", insofar as such statements constitute a summary of the documents and proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings;

(xi)	such counsel has no reason to believe that the Registration Statement on the date it became effective and the Prospectus on the date of this Agreement (in either case, as amended or supplemented, if applicable, and except for the financial statements and schedules included therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (as amended or supplemented, if applicable, except for the financial statements and schedules included therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

	(xii)	as of the Closing Date, his opinion as summarized in the Prospectus regarding enforceability of U.S. securities laws is true and correct.

(c)	You shall have received on and as of the Closing Date a favorable opinion of Hugh Berwick, Tax Counsel of the Company, to the effect that:

	(i)	no taxes are payable under the laws of Canada or of any Province or Territory of Canada in connection with the execution and delivery of the Indenture or the issuance of the Securities in accordance with this Agreement; and

	(ii)	as of the Closing Date, his opinion as set forth in the Prospectus under the caption "Canadian Taxation" is true and correct.

(d)	You shall have received on and as of the Closing Date a favorable opinion or opinions and letter of Sullivan & Cromwell LLP, United States counsel for the Company, to the effect that:

	(i)	the Registration Statement has become effective under the Securities Act of 1933 and the Indenture has been duly qualified under the Trust Indenture Act of 1939;

	(ii)	all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made;

	(iii)	the issuance of the Securities will not result in a default under or breach of such specified material indentures and loan agreements governed by the laws of the State of New York as you shall reasonably request;

	(iv)	assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of Canada and applicable laws of Quebec are concerned, it has been duly executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

	(v)	assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of Canada and applicable laws of Quebec are concerned, they have been duly executed, authenticated, issued and delivered by the Company, and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

	(vi)	Such counsel shall also state that they have reviewed the Registration Statement, the Basic Prospectus and the prospectus supplement and participated in discussions with representatives of the Company and their counsel, representatives of the accountants of the Company and representatives of the Underwriters and their U.S. counsel; and on the basis of the information they gained in the course of the performance of such services, considered in light of the experience they have gained through practice in this field, such counsel shall confirm to the Underwriters that the Registration Statement as of its effective date, and the Basic Prospectus as supplemented by the prospectus supplement as of the date of the prospectus supplement appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Securities and Exchange Commission thereunder; and nothing has come to the attention of such counsel has caused them to believe that (a) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, in the course of specified procedures performed by them subsequent to the effective date of the Registration Statement, the Basic Prospectus, as supplemented by the prospectus supplement, as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the prospectus supplement except for those made under the captions "Description of Debt Securities" and "Plan of Distribution" in the Basic Prospectus and "Description of the Notes" and "Underwriters" in the prospectus supplement insofar as they relate to provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Basic Prospectus or the prospectus supplement, or as to the statement of eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued, or as to any statement of the Company or its counsel with respect to Canadian or Quebec law, in each case, in the Registration Statement or in documents incorporated by reference therein.

(e)	You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (v) and (xi) of (b) above and (iv) and (v) in (d) above.

It is understood that Sullivan & Cromwell LLP and Davis Polk & Wardwell may base their opinions as to all matters relating to the laws of Canada or any Province or Territory thereof upon the opinions of Mr. Millington, counsel and Mr. Berwick, tax counsel. It is further understood that (i) Mr. Millington, counsel, except to the extent specified above, may limit his opinion to the laws of the Province of Quebec and the laws of Canada and (ii) the opinion of Sullivan & Cromwell LLP shall be limited to the Federal laws of the United States and the laws of the State of New York. Counsel may state that with respect to (b)(xi) and (d)(vi) above their belief or opinion, as the case may be, is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

(f)

You shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountants, and PricewaterhouseCoopers, Paris, France, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

V.

In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

(a)	to furnish you, without charge, three signed copies of the Registration Statement (including exhibits and documents incorporated by reference therein) and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, the documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company after the date of the Basic Prospectus pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Registration Statement and the Prospectus;

(b)	before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish you a copy of each such proposed amendment or supplement;

(c)	if, during such period after the first date of the public offering of the Securities as, in the opinion of counsel, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(d)	to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions of the United States as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction;

(e)	to make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the rules and regulations of the Commission thereunder; and

(f)	during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities of the Company which are substantially similar to the Securities, without your prior consent, which consent shall not be unreasonably withheld.

VI.

The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply as of the time of such amendment or supplement in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Prospectus as of its date does not contain and, as amended or supplemented, if applicable, will not contain as of the time of such amendment or supplement any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities or of any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its Directors, its Officers, its authorized representative or representatives in the United States, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in the second and third paragraphs of this Article VI is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus supplement. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several in proportion to their respective underwriting percentages (as defined in the Agreement Among Underwriters) and not joint.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling the Company and (iii) acceptance of and payment for the Securities.

The Company agrees that any legal suit, action or proceeding brought by any Underwriter to enforce the indemnity or contribution agreements contained in this Article VI may be instituted in any state or Federal court in The City of New York, State of New York, waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System (or any successor corporation) as the Company's authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System (or said successor corporation) at its office at 1633 Broadway, New York, New York 10019 (or such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to you) and written notice of said service to the Company, mailed or delivered to Alcan Inc., 1188 Sherbrooke Street West, Montreal, Quebec, Canada, H3A 3G2, Attn.: Secretary, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable until the principal of and interest on the Securities and all other sums owing by the Company in accordance with the provisions of the Securities and the Indenture have been paid in full by the Company in accordance with the provisions thereof. The Company agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System or any successor corporation in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in The City of New York, State of New York, United States of America. Nothing in this Article VI shall affect the right of any Underwriter to serve process in any manner permitted by law or limit the right of any Underwriter to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

VII.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date (the "Defaulted Securities"), and the aggregate principal amount of Defaulted Securities of a series of Securities is not more than one-tenth of the aggregate principal amount of the Securities of such series, the other Underwriters shall be obligated, severally in the proportions which the amounts thereof set forth opposite their names in Schedule A hereto bear to the aggregate principal amount of such series set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Defaulted Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Securities with respect to any series which any Underwriter has agreed to purchase pursuant to Article I be increased pursuant to this Article VII by an amount in excess of one-ninth of such principal amount thereof, without the written consent of such Underwriter.

If, on the Closing Date, the aggregate purchase price of Defaulted Securities with respect to a series of Securities is more than one-tenth of the aggregate purchase price of the Securities of such series to be sold hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In the event that, within the respective prescribed period, you notify the Company that you have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally in the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to the make it, in your judgment, impracticable to market the Securities.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the Securities.

This Agreement may be executed in one or more separate counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such separate counterparts together shall constitute but one and the same agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

ALCAN INC.

By:	/s/ Glenn R. Lucas
Name: Glenn R. Lucas
Title: Vice President and Treasurer

Accepted, December 3, 2003

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
Name: Michael Fusco
Title: Executive Director

On behalf of itself and the several Underwriters named in Schedule A hereto

SCHEDULE A

Name of Underwriter	Principal Amount of the 10-Year Notes	Principal Amount of the 30-Year Notes
Morgan Stanley & Co. Incorporated	$129,335,000	$194,002,500
Citigroup Global Markets Inc.	129,335,000	194,002,500
RBC Dominion Securities Corporation	129,330,000	193,995,000
ABN AMRO Incorporated	16,000,000	24,000,000
Scotia Capital (USA) Inc.	16,000,000	24,000,000
CIBC World Markets Corp.	16,000,000	24,000,000
Commerzbank Aktiengesellschaft	16,000,000	24,000,000
UBS Securities, LLC	16,000,000	24,000,000
TD Securities (USA) Inc.	16,000,000	24,000,000
SG Cowen Securities Corporation	16,000,000	24,000,000

Total	$500,000,000	$750,000,000

S-1